APPLICATION FOR GROUP VARIABLE UNIVERSAL LIFE INSURANCE COVERAGE



Application is hereby made to AETNA LIFE INSURANCE AND ANNUITY COMPANY, of Hartford, Connecticut for a policy of Group Variable Universal Life Insurance to be issued to the undersigned applicant.



              Applicant:    New York State United Teachers Benefit Trust

              Address:      Albany, NY 12257


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Only the Members of the New York State United Teachers Benefit Trust and their
Spouses are eligible for coverage under this policy. No insurance shall become effective as to any person except as provided in the group policy.
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Signed at  Albany, NY                 John J. Doe, President
                                      Applicant

on         September 1, 1997      By  I M Agent
                  Date


           I M. Witness           Exec. VP, New York State United Teachers Benefit Trust
           Witness                Title
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